Exhibit 99.1

GLUCOTRACK TO PRESENT AT 2024 BIOFUTURE CONFERENCE

Continuous blood glucose monitor to be among 100+ future-focused presentations at industry investor conference

Rutherford, NJ, October 22, 2024 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced that it will participate in the 2024 BioFuture Conference, to be held at Cure in New York City from October 28-30, 2024.

Paul V. Goode, President & Chief Executive Officer of Glucotrack, will present on Tuesday, October 29, 2024, at 11:00 AM ET and will hold one-on-one meetings. The presentation will provide an update on the development of the Company’s continuous blood glucose monitor (“CBGM”) for people with diabetes. Qualified investors and media are invited to apply for complimentary registration.

This year’s BioFuture program explores topics including next-generation applications of quantum computing and biology, alternative financing, how artificial intelligence (“AI”) will impact healthcare, the use of psychedelics in mental health treatments, bioethical challenges, and more. Speakers from Regeneron Pharmaceuticals, Ipsen, IBM, Rock Health, Ray Therapeutics, Mineralys Therapeutics, Andreessen Horowitz (a16z), and JP Morgan, among many others, will bring insights into the major trends shaping the future of healthcare.

For more information about Glucotrack’s CBGM, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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About BioFuture

BioFuture is where relentless therapeutic pioneers, innovators, and investors gather to assess and shape the future of healthcare and digital health. Participate in candid, unfiltered discussions. At this year’s summit, attendees will explore the exciting convergence between rapidly evolving fields including biopharma, digital medicine, big data, AI, healthcare systems, payors, and more. The coming decade will dramatically accelerate the transformation of the healthcare ecosystem. For more information, please visit www.biofuture.com.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 2+ years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024.

Contacts:

Investor Relations:

investors@glucotrack.com

Lisa Wilson

In-Site Communications

T: 917-543-9932

E: lwilson@insitecony.com

Media:

GlucotrackPR@icrinc.com